EXHIBIT 1

The table below specifies the date of the transaction, number of shares, weighted-average price per share and range of price per share of the Common Stock of Republic Services, Inc. purchased by Cascade Investment, L.L.C. during the 60-day period ended August 19, 2026. All transactions were effected in the open market through brokers. The reporting person making such transactions undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in the table below.

			Range of Price per Share ($)
Date of Transaction	Number of Shares	Weighted Average Price per Share ($)	Low	High
August 10, 2026	88,102	$214.4323	$213.7200	$214.7150
August 10, 2026	166,095	$215.0725	$214.7200	$215.6900
August 10, 2026	7,467	$216.1514	$215.7400	$216.6000
August 11, 2026	3,200	$214.6723	$213.9900	$214.9800
August 11, 2026	21,038	$215.6815	$215.0000	$215.9850
August 11, 2026	211,771	$216.3966	$215.9900	$216.9800
August 11, 2026	3,991	$217.0873	$216.9900	$217.2700
August 12, 2026	4,410	$213.7001	$213.0700	$213.9900
August 12, 2026	26,111	$214.6267	$214.0800	$215.0600
August 12, 2026	69,018	$215.6726	$215.0700	$216.0600
August 12, 2026	69,861	$216.3983	$216.0700	$217.0650
August 12, 2026	5,100	$217.1771	$217.0700	$217.3400
August 13, 2026	157,096	$215.6991	$215.1250	$216.1200
August 13, 2026	31,364	$216.3780	$216.1250	$216.8800
August 14, 2026	49,521	$215.2686	$214.6200	$215.6100
August 14, 2026	99,729	$215.9579	$215.6200	$216.5700
August 17, 2026	100	$213.0000	$213.0000	$213.0000
August 17, 2026	108,545	$214.6246	$214.0700	$214.9950
August 17, 2026	98,155	$215.2534	$215.0000	$215.8600
August 18, 2026	6,190	$216.8390	$216.2450	$217.2400
August 18, 2026	166,858	$217.8728	$217.2450	$218.2400
August 18, 2026	27,077	$218.3258	$218.2450	$218.5600
August 19, 2026	705	$216.6491	$216.0000	$216.9150
August 19, 2026	1,400	$217.5244	$217.0000	$217.8800
August 19, 2026	2,049	$218.6433	$218.1000	$218.9900
August 19, 2026	2,175	$219.4929	$219.0400	$219.8300
August 19, 2026	4,432	$220.8164	$220.1100	$220.9900
August 19, 2026	39,272	$221.4089	$221.0000	$221.9700
August 19, 2026	57,464	$222.6553	$222.0200	$222.9900
August 19, 2026	68,569	$223.4480	$223.0000	$223.9925
August 19, 2026	2,778	$224.0853	$224.0000	$224.2300